Exhibit 107

Calculation of Filing Fee Table

FORM S-1
(Form Type)

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering price Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price (1)(3)	Fee Rate	Amount of Registration Fee

Fees to Be Paid
	Equity	Class A Units, consisting of (i) shares of Common Stock, par value $0.0001 per share and (ii) Warrants to purchase Common Stock	Rule 457(o)				$92.70 per $1,000,000
	Equity	Common Stock, par value $0.0001 per share (2)
	Equity	Warrants to purchase Common Stock included in the Class A Units (2)(4)
Equity
Class B Units, consisting of (i) shares of Series I Preferred Stock, par value $0.0001 per share, (ii) Common Stock issuable on conversion of Series I Preferred Stock, and (iii) Warrants to purchase Common Stock
			Rule 457(o)				$92.70 per $1,000,000
	Equity	Series I Convertible Preferred Stock, par value $0.0001 per share (2)
	Equity	Common Stock issuable upon conversion of Series I Convertible Preferred Stock (2)(5)
	Equity	Warrants to purchase Common Stock included in the Class B Units (2)(4)
	Equity	Shares of Common Stock issuable upon exercise of Warrants(2)					$92.70 per $1,000,000
Total Offering Amounts					$12,000,000.00		$1,112.40
Total Fees Previously Paid							$0.00
Total Fee Offsets							$0.00
Net Fee Due							$1,112.40

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(i) and Rule 457(o) under the Securities Act of 1933 (the "Securities Act").
(2)
Pursuant to Rule 416 under the Securities Act, the securities registered hereby also include an indeterminate number of additional securities as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations, or other similar transactions.

(3)	Includes the price of additional shares of Common Stock and/or Warrants that may be issued upon exercise of the option granted to the underwriter to cover over-allotments, if any.
(4)	No registration fee required pursuant to Rule 457(g).
(5)	No registration fee required pursuant to Rule 457(i).